Exhibit 99.1

CreXus Investment Corp. Announces Availability of Amended Tender Offer Materials

NEW YORK--(BUSINESS WIRE)--April 10, 2013--CreXus Investment Corp. (NYSE: CXS) (“CreXus”, or the “Company”) announced today that it will file Amendment No. 2 to its Solicitation/Recommendation Statement on Schedule 14D-9 and Amendment No. 1 to its Rule 13e-3 Transaction Statement, both originally filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2013 and April 2, 2013, respectively, in response to the cash tender offer of $13.00 per common share, plus a sum approximating a prorated portion of the dividend the tendering stockholder would have received with regard to the quarter during which the tender offer expires (the “Offer”), commenced on March 18, 2013 by CXS Acquisition Corporation (the “Purchaser”), a wholly owned subsidiary of Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly”). The amendments provide additional disclosure about the Offer, the Merger and CreXus, including, among other things, summary financial information for CreXus for the last two fiscal years. The terms and conditions of the Offer remain the same, as set forth in the tender offer materials previously disseminated by CreXus, Annaly and the Purchaser. All of the tender offer materials, including the amendments filed today, are accessible to stockholders free of charge on the SEC’s website at www.sec.gov and also on CreXus’ website at www.crexusinvestment.com under Investor Relations – SEC Filings. Stockholders are encouraged to read all of the tender offer materials, including the amendments filed today.

Important Information about the Tender Offer

This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. The Offer is being made pursuant to a Tender Offer Statement on Schedule TO (including the Offer to Purchase, the related Letter of Transmittal and other tender offer materials) filed by Annaly and the Purchaser with the SEC on March 18, 2013, as amended or updated on March 26, 2013 and April 2, 2013, and pursuant to a Transaction Statement on Schedule 13E-3 filed by Annaly and the Purchaser with the SEC on March 26, 2013, as amended on April 2, 2013. In addition, CreXus filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 on March 18, 2013, as amended on April 2, 2013, and a Transaction Statement on Schedule 13E-3 with respect to the Offer on April 2, 2013. Annaly’s Tender Offer Statement on Schedule TO (and related materials) and Transaction Statement on Schedule 13E-3 and CreXus’ Solicitation/Recommendation Statement on Schedule 14D-9 and Transaction Statement on Schedule 13E-3, each as amended, contain important information that stockholders should read carefully before making any decision with respect to the Offer. These materials may be obtained at no charge upon request to Innisfree, the information agent for the tender offer, at (877) 877-1875 (toll free). In addition, all of those materials (and all other offer documents filed with the SEC) are available at no charge on the SEC’s website at http://www.sec.gov.

About CreXus Investment Corp.

CreXus acquires, manages and finances, directly or through its subsidiaries, commercial mortgage loans and other commercial real estate debt, commercial real property, commercial mortgage-backed securities and other commercial and residential real estate-related assets. The Company’s principal business objective is to generate net income for distribution to investors from the spread between the yields on its investments and the cost of borrowing to finance their acquisition and secondarily to provide capital appreciation. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), is externally managed by Fixed Income Discount Advisory Company, a wholly owned subsidiary of Annaly Capital Management, Inc.

Forward Looking Statements

This press release contains forward-looking statements relating to a cash tender offer and the potential acquisition of CreXus Investment Corp. by a subsidiary of Annaly Capital Management, Inc. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause the actual results to differ from expectations contemplated by any forward looking statements in this press release include: uncertainties as to the timing of the Offer and merger; uncertainties as to how many of the Company stockholders will tender their stock in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in the documents we file from time to time with the SEC, including our annual report on Form 10-K for the year ended December 31, 2012 and quarterly and current reports on Form 10-Q and 8-K. These forward-looking statements reflect CreXus’ expectations as of the date of this press release.

CONTACT:
CreXus Investment Corp.
Investor Relations, 646-829-0159
www.crexusinvestment.com